UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 1, 2021

STEMGEN, INC.
(Exact name of Registrant as specified in charter)

Delaware	0-21555	54-1812385
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Performance Drive, Suite F
Angleton, Texas	77515
(Address of Principal Executive Offices)	(Zip Code)

(832) 954-7569
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2021, the Board of Directors of StemGen, Inc. (the “Company”) appointed Erik Stroman as Executive Vice President of Sales, Marketing and Business Development, and Barbara J. Burns as Chief Communications Officer.

On February 1, 2021, the Board of Directors of the Company appointed Ron McNair as Chief Financial Officer, and Sean Tabatabai as Chief Strategy Officer.

Erik Stroman is a tenured esports, gaming and entertainment industry professional with keen insight into intellectual property sales, marketing and business development, including having managed the business development partnership for Activision for over ten years. His knowledge of the gaming and esports industry for over 20 years, combined with integrated sales and marketing background in the television and entertainment sector, provides Stroman with an acute vision into the growing business divisions for StemGen, Inc. He’s tasked with leading the sales, marketing and business development at the company with a clear eye on what’s ahead for the exciting company.

Barbara J. Burns has over three decades in communications, public relations and marketing, with an emphasis on sports, automotive and motorsports. With a vast network, and excellent organizational, people and management skills, Burns has represented a number of companies through their communications and media efforts including FCA (Fiat Chrysler Automobiles), with both their SRT Motorsports and Mopar Brands, GM and Cadillac, Kia Motors Corp., SunTrust Bank, and the International Motor Sports Association (IMSA), to name a few. Additionally, she has worked in broadcasting roles from the Atlanta Olympic Games (1996) to CBS Sports, ESPN and Comedy Channel, as well as teaching media training to young up-and-coming athletes. Barbara’s role is to communicate StemGen’s message, culture, values and beliefs across all divisions, from stakeholders to media to fans and more.

Ron McNair is a technology, operations and finance executive with over 30 years’ experience in the media, entertainment, sports and technology industries. He is an active investor, board member for several emerging enterprises and brings deep expertise leading organizations through accelerated growth, capital raise, IPOs and exits.  McNair was President of Global Business Services, EVP of Finance and Chief Accounting Officer for a Global 100 company and a Partner at Andersen Worldwide and Deloitte Consulting. His role is strategic value architect for StemGen and its divisions, driving financial and operational excellence in support of the company’s exciting growth plans.

Sean Tabatabai is a visionary social entrepreneur and a 25-year veteran of the enterprise-software and networking industries. He has been a trusted advisor to the chief executive officers of numerous Fortune 100 companies providing valuable strategic and marketing insights, and has served on the boards of numerous successful companies. As a leader in companies both large and small, he has gained a deep and thorough understanding of network and enterprise software architecture, along with proven knowledge of successful branding and marketing strategies throughout the globe. His experience working in sports with Formula 1, CART, the Olympics, FIFA and the British Open enhance the relationships and knowledge he brings to the company. Tabatabai will provide insight and execution knowledge to the management team on the growth and development of StemGen as it advances into the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 4, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEMGEN, INC.

Dated: February 5, 2021	/s/ Simon Dawson
Simon Dawson
Chief Executive Officer